UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 21, 2023

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

texas	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement and Convertible Note

On March 24, 2023, Dawson Geophysical Company (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Wilks Brothers, LLC, for the limited purposes set forth therein (“Wilks”) and Breckenridge Geophysical, LLC (“Breckenridge”).

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions described therein, the Company completed the purchase of substantially all of the Breckenridge assets related to seismic data acquisition services other than its multi-client data library (the “Assets”), in exchange for a combination of equity consideration and a convertible note (described below) (the “Transaction”).

The consideration delivered by the Company to Wilks for the Assets consisted of the following equity consideration and convertible note (the “Consideration”):

•	Equity Consideration. The Company delivered to Wilks an aggregate amount of 1,188,235 newly-issued shares of common stock of the Company (the “Issued Common Shares”). The Issued Common Shares represent approximately 4.99% of the outstanding common stock of the Company (prior to giving effect to the issuance of the Issued Common Shares).

•	Convertible Note. The Company delivered to Wilks a convertible promissory note (the “Convertible Note”) in the principal amount of $9,880,000.50 payable on or after June 30, 2024 that, upon the terms and subject to the conditions described therein, will automatically convert into 5,811,765 newly-issued shares of common stock of the Company (the “Conversion Shares”) at a conversion price of $1.70 per share, subject to adjustment as described in the Convertible Note, after the Company receives stockholder approval of the proposal to issue the Conversion Shares upon conversion of the Convertible Note in accordance with Listing Rule 5635 of the NASDAQ Listed Company Manual.

In addition, the Consideration is subject to a customary post-closing cash adjustment, as described in the Purchase Agreement.

The Purchase Agreement contains representations, warranties and covenants of the parties customary for a transaction of this nature, including a covenant that the Company will hold a special stockholders meeting as soon as reasonably practicable for the purpose of approving the issuance of the Conversion Shares pursuant to the rules of the Nasdaq Stock Market.

Wilks and its affiliates are the Company’s controlling shareholder and control approximately 74.46% of its combined voting power (prior to giving effect to this Transaction). The Purchase Agreement was approved by an independent special committee (the “Special Committee”) of the Company’s Board of Directors consisting entirely of independent directors that are not affiliated with Wilks or its affiliates. The Company’s two directors that are affiliates of Wilks, Matthew Wilks and Sergei Krylov, did not serve on the Special Committee. Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) acted as financial advisor to the Special Committee and delivered an opinion to the effect that, as of the date thereof and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Consideration to be paid pursuant to the Purchase Agreement is fair to the Company from a financial point of view. The reference to Houlihan Lokey’s opinion is qualified in its entirety by reference to the full text of its written opinion, which will be filed as an exhibit to the proxy statement seeking approval of the proposal to issue the Conversion Shares upon conversion of the Convertible Note. The written opinion will also describe the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the Board of Directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

The foregoing descriptions of the Purchase Agreement and the Convertible Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Convertible Note, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Voting Agreement

On March 24, 2023 and in connection with the Purchase Agreement, the Company and Wilks entered in to a Voting Agreement (the “Voting Agreement”) pursuant to which Wilks agreed to, at any shareholder meeting held to approve the Transaction, vote the shares beneficially owned by Wilks in favor of (a) the approval of the Transaction, (b) the approval of any proposal to adjourn or postpone any shareholder meeting to a later date if there are not sufficient votes for the approval of the Transaction on the date on which such meeting is held, and (c) any other matter necessary for consummation of the transactions contemplated by the Purchase Agreement or any other document related to the Transaction which is considered at any such meeting or is the subject of any such consent solicitation.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Amendment to Credit Facility

On March 21, 2023, the Company entered into a Fourth Loan Modification Agreement (the “Fourth Modification”) to the Loan and Security Agreement (as amended by (i) that certain Loan Modification Agreement dated as of September 30, 2020, (ii) that certain Second Loan Modification Agreement dated as of September 30, 2021, (iii) that certain Third Loan Modification Agreement dated as of September 30, 2022, and (iv) the Fourth Modification, the “Loan Agreement”) for the purpose of (a) amending the principal amount under the Company’s line of credit with its lender, Dominion Bank, a Texas state bank (the “Lender”), and (b) obtaining the Lender’s consent with respect to the Company’s consummation of the Transaction and related waivers with respect to implicated covenants. The Loan Agreement now provides for a secured revolving credit facility (the “Revolving Credit Facility”) in an amount up to the lesser of (I) $5,000,000 or (II) a sum equal to (A) 80% of the Company’s eligible accounts receivable plus (B) 100% of the amount on deposit with the Lender in the Company’s collateral account, including a certificate of deposit for $5,000,000. Previously, the Lender’s commitment was for up to $10,000,000. As of March 24, 2023, the Company has not borrowed any amounts under the Revolving Credit Facility.

The Company received a limited waiver and consent from Lender with respect to any non-compliance with applicable covenants under the Loan Agreement, including the tangible net worth covenant, in connection with the Transaction and the issuance of the Issued Common Shares and the Convertible Note.

The foregoing description of the Fourth Modification is qualified in its entirety by reference to the full text of the Fourth Modification, which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures under Item 1.01 of this Current Report are also responsive to Item 2.01 of this Current Report and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report are also responsive to Item 2.03 of this Current Report and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures under Item 1.01 of this Current Report are also responsive to Item 3.02 of this Current Report and are incorporated herein by reference. As disclosed in Item 1.01 above, on March 24, 2023 the Company issued the Consideration to Wilks. This issuance was not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Consideration was issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. Wilks has provided a written representation that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and the Company has not engaged in general solicitation in connection with the offer or sale of the Consideration. This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.	Other Events.

On March 24, 2023, the Company issued a press release regarding the Transaction. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses or Funds Acquired.

The financial statements required by Item 9.01 with respect to the acquisition described in Item 1.01 above are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 9.01(a)(3).

(b)          Pro Forma Financial Information.

The pro forma financial information required by Item 9.01 with respect to the acquisition described in Item 1.01 above is not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 9.01(b)(2).

(d)           Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
2.1*	—	Asset Purchase Agreement, dated as of March 24, 2023, by and among Dawson Geophysical Company, Wilks Brothers, LLC and Breckenridge Geophysical, LLC.
10.1	—	Convertible Note, dated as of March 24, 2023, issued by Dawson Geophysical Company.
10.2	—	Voting Agreement, dated as of March 24, 2023, by and between Dawson Geophysical Company and Wilks Brothers, LLC.
10.3	—	Fourth Loan Modification Agreement, dated as of March 21, 2023, by and between Dawson Geophysical Company and Dominion Bank.
99.1	—	Press Release issued by the Company, dated March 24, 2023.
104	—	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

*	This filing excludes certain schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Commission; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished. The omitted schedule contains certain performance metrics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: March 24, 2023	By:	/s/ James K. Brata
James K. Brata
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer